UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ORANGE 21 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 16, 2008

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders of Orange 21 Inc. (the “Company”) on Tuesday, June 10, 2008, at 10:00 a.m. (local time), at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California 92011.

This booklet includes the formal notice of the meeting and the Proxy Statement. After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. In addition, we have enclosed a copy of our Annual Report on Form 10-K, which includes the Company’s financial statements for the year ended December 31, 2007.

Your vote is important, so please return your proxy promptly. The Board of Directors and management look forward to seeing you at the meeting.

Mark Simo	John Pound

Chief Executive Officer and Co-Chairman of the Board	Co-Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

June 10, 2008

To the Stockholders of Orange 21 Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Orange 21 Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 10, 2008, at 10:00 a.m. (local time), at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California 92011, for the following purposes:

1.	To elect two Class I directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2008;

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record as of the close of business on May 9, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company Secretary’s office, 2070 Las Palmas Drive, Carlsbad, California 92011, for ten days before the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

Sincerely,

Jerry Collazo
Chief Financial Officer, Secretary and Treasurer

Carlsbad, California
May 16, 2008

ORANGE 21 INC.

2070 LAS PALMAS DRIVE

CARLSBAD, CALIFORNIA 92011

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Orange 21 Inc., a Delaware corporation (the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California 92011, on Tuesday, June 10, 2008, at 10:00 a.m. (local time), and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 16, 2008.

Who Can Vote

Stockholders of record at the close of business on May 9, 2008 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had             shares of common stock, $0.0001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for Class I director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent registered certified public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote

Directors are elected by a plurality vote. The two nominees for Class I director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board currently consists of seven members divided into three classes, each serving staggered three-year terms. The Class I members of the Board are scheduled for election at the Annual Meeting. The current Class I directors are David R. Mitchell and Greg Theiss. The Class II directors are Harry Casari and Mark Simo. The Class III directors are John Pound, Theodore D. Roth and Jeffrey Theodosakis. The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has designated, the two nominees listed below to be elected at the Annual Meeting. If elected at the Annual Meeting, each Class I director will hold office until the Annual Meeting of Stockholders in 2011 or until their successors have been duly elected and qualified unless they resign or are removed. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board, taking into account any recommendation by the Nominating and Corporate Governance Committee, to fill the vacancy.

Biographical information concerning each Class I director nominee is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
David R. Mitchell	2003	41	David Mitchell has served on the Company’s Board of Directors since April 2003. Since July 2003, Mr. Mitchell has served in various capacities with Transportation Resource Partners, a private equity firm, most recently as Managing Director of the firm since May 2007. From May 2002 to July 2003, Mr. Mitchell served as a Vice President of Penske Corporation. From January 1999 to April 2002, Mr. Mitchell served as a partner in R.J. Peters and Company, a private equity investment and financial advisory company. From July 1994 to January 1999, Mr. Mitchell worked for Deloitte Consulting in various capacities, most recently as Senior Manager.

Greg Theiss	2004	49	Greg Theiss has served on the Company’s Board of Directors since August 2004. Since 1980, Mr. Theiss has owned and operated Forest Enterprises, LLC, a real estate investment management company.

Biographical information concerning the Class II directors, who will serve until the 2009 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Harry Casari	2004	71	Harry Casari has served on the Company’s Board of Directors since August 2004. Since 1994, Mr. Casari has been a private investor. Mr. Casari worked as a certified public accountant for Ernst & Young LLP from 1969 until 1994 when he retired as a partner. Mr. Casari currently serves as Chairman of the Board of Directors of Meade Instruments Corporation (NASDAQ: MEAD), an optics and telescope manufacturer; a member of the Board of Directors of Cohu, Inc. (NASDAQ: COHU), a semiconductor equipment, television camera, metal detection instrumentation and microwave communications equipment manufacturer; a member of the Board of Directors of Catcher Holdings, Inc.

Name	Served as Director Since	Age	Principal Business Experience
			(OTCBB: CTHH), a development stage company developing a portable, ruggedized, wireless, hand-held computer and integrated communications device built to military specifications; and a member of the Board of Directors of RedEnvelope, Inc. (NASDAQ: REDE) a specialty gift retailer which voluntarily filed for Chapter 11 bankruptcy on April 17, 2008.

Mark Simo	1994	48	Mark Simo, one of the Company’s founders, has served as Chairman of the Board of Directors since August 1994. Mr. Simo served as Chief Executive Officer from August 1994 to July 2004 and from October 2006 to present. Mr. Simo is a founder of and has served as a member of the Board of Directors of No Fear, Inc. since September 1990. Mr. Simo also served as the Chief Executive Officer of No Fear, Inc. from September 1990 until October 2006. From February 1984 to August 1990, Mr. Simo served as a Vice President of Life’s A Beach, an apparel company.

Biographical information concerning the Class III directors, who will serve until the 2010 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
John Pound	2006	53	John Pound has served on the Company’s Board of Directors since October 2006. Mr. Pound was appointed Co-Chairman of the Board in October 2006. Mr. Pound has served as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies, since July 1997. Mr. Pound manages The Integrity Brands Fund L.P. Mr. Pound served as Executive Chairman of RedEnvelope, Inc., a specialty gift retailer from March 2007 to March 2008 and as its Chief Executive Officer from November 2007 to March 2008. He also served as a director of RedEnvelope, Inc. from August 2005 to March 2008 and as Chairman from February 2007 to March 2008. Red Envelope, Inc. voluntarily filed for Chapter 11 bankruptcy on April 17, 2008. He is also a director of the Gymboree Corporation, a branded specialty retailer of children’s apparel.

Theodore D. Roth	2005	57	Ted Roth joined the Board of Directors in October 2005. Mr. Roth is Managing Director of Roth Capital Partners, LLC, an investment banking firm headquartered in Newport Beach, CA, where he has been since 2003. Prior to Roth Capital, he was an executive at Alliance Pharmaceutical Corp., a publicly-owned specialty pharmaceutical development company, for 15 years, and spent 10 years with a privately-held manufacturing company in various financial and management positions. Mr. Roth is currently a member of the Boards of Directors of Alliance Pharmaceutical and BioMed Realty Trust, Inc. (NYSE: BMR). Additionally, Mr. Roth is active in the San Diego community, serving as a Director of the San Diego Regional Chamber of Commerce (2002 Chairman), the San Diego Children’s Hospital & Health Center, and the San Diego International Sports Council.

Name	Served as Director Since	Age	Principal Business Experience
Jeffrey Theodosakis	2003	49	Jeff Theodosakis, one of the Company’s founders, has served on the Company’s Board of Directors since April 2003. Mr. Theodosakis served as the Company’s Brand Guardian from January 2003 to December 2005, and from January 1999 to January 2003, he served as the Company’s Vice President of Marketing. From the Company’s inception to January 1999, Mr. Theodosakis served as the Company’s General Manager. Since September 1992, Mr. Theodosakis has served as President and a member of the Board of Directors of Skylark Sports Marketing Corp., a manufacturer of rock climbing and yoga apparel and accessories. In January 1993, Mr. Theodosakis founded Prana, a yoga apparel company, which was purchased by Liz Claiborne Inc. in November 2005. From February 1984 to August 1992, Mr. Theodosakis served as President of Life’s A Beach. He currently serves as a director of the Outdoor Industry Association, which provides trade services for over 4,000 manufacturers, distributors, suppliers, sales representatives and retailers in the outdoor industry.

Board Meetings and Committees

The Board held 9 meetings during the year ended December 31, 2007. In 2007, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board encourages the directors to attend the annual meetings of the stockholders, and 4 directors attended the 2007 annual meeting.

Independent Directors

The Board believes that a majority of the Board members should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of Messrs. Casari, Mitchell, Pound, Roth, Theiss and Theodosakis are independent directors as defined by the Marketplace Rules of The NASDAQ Stock Market (the “NASDAQ”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The members of the Audit Committee each meet the independence standards established by the SEC for audit committees. In addition, the Board has determined that Mr. Casari satisfies the definition of an “audit committee financial expert” under SEC rules and regulations. This designation does not impose any duties, obligations or liabilities on Mr. Casari that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with the NASDAQ and SEC rules and regulations. Each committee has a written charter approved by the Board. Copies of each of the Committee Charters can be found on the Company’s website at www.orangetwentyone.com.

Audit Committee

Members:	Mr. Casari (Chairman)
Mr. Mitchell
Mr. Roth
Number of Meetings in 2007:	5
Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management.

Compensation Committee

Members:	Mr. Mitchell (Chairman)
Mr. Casari
Mr. Pound
Number of Meetings in 2007:	3
Functions:	The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. The Compensation Committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:	Mr. Mitchell (Chairman)
Mr. Casari
Mr. Theiss
Number of Meetings in 2007:	1
Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it to be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the applicable NASDAQ and SEC rules and regulations. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Once the Nominating and Corporate Governance Committee chooses a slate of candidates, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Required Vote

The two Class I nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as directors. Each proxy cannot be voted for a greater number of persons than two.

The Board recommends a vote “FOR” the election of each Class I nominee set forth above.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected the firm of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2008. Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered certified public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Mayer Hoffman McCann P.C. to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s financial statements for 2007 and 2006 and fees billed for other services rendered by Mayer Hoffman McCann P.C.

	Year Ended December 31,
	2007	2006
Audit Fees (1)	$396,105	$487,005
Audit-Related Fees (2)	—	—
Tax Fees (3)	24,945	44,244
All Other Fees (4)	—	—

Total	$42,105	$531,249

(1)	Audit Fees include all services that are performed to comply with generally accepted auditing standards. In addition, this category includes fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audits, quarterly reviews, attest services, statutory audits, comfort letters, consents, reports on an issuer’s internal controls, and review of documents to be filed with the SEC. Certain services, such as tax services and accounting consultations, may not be billed as audit services. To the extent that such services are necessary to comply with GAAP (i.e., tax accrual work), an appropriate allocation of those fees is in this category.

(2)	Audit-Related Fees includes assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, and special assignments related to internal control reviews.

(3)	Tax Fees includes all services performed by an accounting firm’s tax division except those related to the audit. Typical services include tax compliance, tax planning and tax advice.

(4)	All Other Fees includes fees for any service not addressed in the other three categories above.

Determination of Independence

The Audit Committee has determined that the fees received by Mayer Hoffman McCann P.C. for the non-audit related services listed above are compatible with maintaining the independence of Mayer Hoffman McCann P.C.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent accountants to perform any service that the independent accountants would be prohibited from providing under applicable securities laws or NASDAQ requirements. In assessing whether to approve use of the independent accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent accountants. The Audit Committee will approve permitted non-audit services by the independent accountants only when it will be more effective or economical to have such services provided by the independent accountants’ firm. During the year ended December 31, 2007, all audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered certified public accountants but will not be required to select different accountants for the Company.

The Board recommends a vote “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table discloses certain information as of April 25, 2008 as to shares of the Company’s Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s current directors, (iii) each of the Company’s nominees for director, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the address of each beneficial owner listed in this table is: c/o Orange 21 Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of the Company’s Common Stock beneficially owned is based on 8,166,813 shares outstanding as of April 25, 2008. In addition, shares issuable pursuant to options which may be exercised within 60 days of April 25, 2008 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual, pursuant to SEC Rule 13d-3(d)(1).

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares Underlying Options Exercisable within 60 days of April 25, 2008	Percentage of Shares Beneficially Owned

5% Stockholders:
No Fear, Inc. (1)	1,093,851	81,875	14.25%
The Integrity Brands Fund, L.P.(2)	1,531,994	19,721	18.95%
Costa Brava Partnership III L.P.(3)	745,595	—	9.13%
CCM Master Qualified Fund, Ltd. (4)	743,660	—	9.11%
Directors, Nominees and Executive Officers:
Mark Simo (1)	1,093,851	81,875	14.25%
Harry Casari	3,500	35,000	*
David R. Mitchell	21,426	76,875	1.19%
John Pound(2)	1,531,994	19,721	18.95%
Theodore D. Roth (5)	6,000	28,333	*
Greg Theiss	209,791	35,000	2.98%
Jeffrey Theodosakis	87,500	90,000	2.15%
Jerry Collazo	20,000	20,000	*
Barry Buchholtz	64,291	161,875	2.72%
All current directors and named executive officers as a group (9 persons) (10)	3,083,353	548,679	41.16%

*	Represents less than 1%.
(1)	Represents 1,044,883 shares held directly by No Fear, Inc. (“No Fear”), 48,968 shares held directly by Mark Simo, the Company’s Co-Chairman of the Board and Chief Executive Officer, and 81,875 shares subject to options held by Mr. Simo that are exercisable within 60 days of April 25, 2008. Mr. Simo is the Chairman of the Board of Directors and the former Chief Executive Officer of No Fear and has voting and investment control over the shares held by No Fear. The principal business address for No Fear is 2251 Faraday Avenue, Carlsbad, California 92008. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein.
(2)	Pursuant to Amendment No. 3 to Schedule 13D filed jointly on December 18, 2007, The Integrity Brands Fund, L.P., Integrity Brands Partners, LLC and John Pound reported shared voting and investment power over 1,531,994 shares. The principal business address for The Integrity Brands Fund is 53 Westbourne Terrace, Brookline, Massachusetts 02446.

(3)	Pursuant to Amendment No. 2 to Schedule 13G filed on February 12, 2008, Costa Brava Partnership III L.P., Seth W. Hamot and Roark, Rearden & Hamot, LLC reported sole voting and investment power over such shares. Seth W. Hamot is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava Partnership III L.P. The principal business address of each of Costa Brava Partnership III L.P., Seth W. Hamot, and Roark, Rearden & Hamot, LLC is 420 Boylston Street, Boston, MA 02116.
(4)	Pursuant to the Schedule 13G/A filed jointly on February 14, 2008, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint Coghill reported shared voting and investment power over such shares. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity which serves as the investment manager of CCM Master Qualified Fund, Ltd. The principal business address for these entities and person is One North Wacker Drive, Suite 4350, Chicago, Illinois 60606.
(5)	Includes 5,000 shares held directly and 1,000 shares held by Mr. Roth’s spouse.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses the compensation paid to or earned from the Company during the years ended December 31, 2007 and 2006 by the Chief Executive Officer and next two most highly compensated executive officers (collectively referred to herein as the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Annual Compensation $ (Dollars)

Name and Principal Position	Year	Salary ($) (1)		Stock Award(s) ($) (2)		Option Award(s) ($) (3)	Nonequity Incentive Plan Compen- sation ($) (4)		All Other Compensation ($) (5)		Total Compensation ($)
Mark Simo Co-Chairman and Chief Executive Officer	2007 2006	$	— —	$	— —	$6,356 15,521	$	— —	$	— —	$6,356 15,521

Jerry Collazo Chief Financial Officer, Secretary and Treasurer	2007 2006		250,000 79,808		73,426 5,362	81,013 3,600		— 16,667		6,000 2,000	410,439 107,436

Barry Buchholtz President, Italian Operations Former Chief Executive Officer	2007 2006		270,858 225,665		50,066 27,416	7,196 7,200		— —		31,469 —	359,589 260,281

(1)	Mr. Simo joined the Company in October 2006 and did not receive a salary in 2007 or 2006. Mr. Collazo joined the Company in August 2006. Mr. Buchholtz was the Chief Executive Officer until he stepped down in October 2006 and accepted the position of President, Italian Operations. Included in Mr. Buchholtz’s salary is 107,665 Euros paid and converted to U.S. Dollars at an average exchange rate of 1.3631 and $124,100 in U.S. Dollars.
(2)

Represents the amount of share-based compensation expense recognized, but without regard to forfeiture estimates, during the years ended December 31, 2007 and 2006 in the financial statements in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) for restricted stock award grants under which the Named

Executive Officer has the right to receive, subject to vesting, shares of the Company’s Common Stock. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the years ended December 31, 2007 and 2006.

(3)	Represents the amount of share-based compensation expense recognized, but without regard to forfeiture estimates, during the years ended December 31, 2007 and 2006 in the financial statements in accordance with SFAS No. 123(R) for stock option grants under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Reports on Form 10-K for the years ended December 31, 2006 and December 31, 2007.
(4)	Represents the bonus amount earned for such year, regardless of which year the bonus was actually paid.
(5)	Mr. Collazo received $6,000 for an auto allowance. Mr. Buchholtz’s apartment and car were also paid for by the Company, the value in Euros was 23,086 Euros converted to $34,469 U.S. Dollars at an average exchange rate of 1.3631.

On August 29, 2007, the Compensation Committee granted Jerry Collazo an option to purchase 150,000 shares of the Company’s Common Stock, which vests one third annually over three years, has an exercise price of $5.83 per share and expires ten years from the date of grant. The grant date fair value per stock option is $2.64 and the total grant date fair value per grant is $396,000.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The Company entered into an employment agreement dated January 16, 2006 with Barry Buchholtz, the former Chief Executive Officer. The agreement provided that for the year ended December 31, 2006, Mr. Buchholtz was to receive salary of $185,000, plus payment of a bonus of up to $80,000, of which up to $40,000 is based on the attainment of certain revenue goals and up to $40,000 is based on the attainment of certain profit targets. The employment agreement provides that Mr. Buchholtz’s employment is terminable at will at any time. In the event the Company terminates Mr. Buchholtz’s employment, he will receive a severance payment equal to one month of salary for each full or part year of service. This agreement superseded his previous employment agreement. On August 11, 2006, the Compensation Committee approved an increase to Mr. Buchholtz’s base salary from $185,000 to $250,000. Under Mr. Buchholtz’s executive employment agreement, the Company is required to pay $173,950 if Mr. Buchholtz is terminated without cause. Mr. Buchholtz is also entitled to one month times base salary for each year of service if terminated for any reason other than for cause.

Effective as of October 12, 2006, Mr. Buchholtz resigned as the Company’s Chief Executive Officer in order to focus his efforts on the Company’s Italian operations, including the Company’s manufacturing division, LEM, S.r.l. and its European sales operations. Mr. Buchholtz has been named President of Orange 21’s Italian-based subsidiaries Spy, S.r.l. and LEM S.r.l.

On October 12, 2006, the Company entered into an employment agreement with Jerry Collazo, its Chief Financial Officer. The Executive Employment Agreement provides, among other things, for the following: (a) a base annual salary of $250,000; (b) eligibility to receive an annual bonus; (c) a grant of 20,000 restricted shares of the Company’s Common Stock, which grant vests 25% after one year and in equal monthly installments over the subsequent three years (this grant is evidenced by a Notice of Restricted Share Award and Restricted Share Award Agreement dated October 12, 2006 between the Company and Mr. Collazo), which was accelerated to vest 100% in August 2007; (d) a grant of stock options with respect to 20,000 shares of the Company’s Common Stock which vests 25% after one year and in equal monthly installments over the subsequent three years (this grant is evidenced by a Notice of Stock Option Grant and Stock Option Agreement dated October 12, 2006 between the Company and Mr. Collazo), which was accelerated to vest 100% in August 2007; and (e) if Mr. Collazo is terminated without cause, Mr. Collazo is entitled to receive a severance payment of $125,000.

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers of the Company in the event of a termination of employment or a change in control of the Company.

Outstanding Equity Awards At December 31, 2007

The following table discloses outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for each of the Named Executive Officers. The table also shows unvested stock awards as of December 31, 2007 assuming a market value of $5.00 per share (the closing market price of the Company’s Common Stock on December 31, 2007).

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Mark Simo	1,875	—		$4.80	12/31/2008	(2)
	70,000	—		8.75	12/12/2014	(3)
	5,000	—		5.95	6/2/2015	(3)
	5,000	—		5.11	6/8/2016	(3)

Jerry Collazo	20,000	—		4.89	10/12/2016	(3)
	—	150,000	(4)	5.38	8/29/2017	(3)

Barry Buchholtz	6,250	—		3.20	12/31/2010
	6,250	—		3.20	12/31/2011
	6,250	—		3.20	12/31/2012
	6,250	—		3.20	12/31/2013
	44,062	12,188	(5)	4.80	12/31/2008
	60,000	—		8.75	12/12/2014	(3)
	75,000	—		6.12	9/20/2015	(3)
							25,000	(6)	125,000

(1)	The exercise price is equal to the closing price of the Company’s Common Stock on the respective date of grants.
(2)	Option expires five years from date of grant.
(3)	Option expires ten years from date of grant.
(4)	Option vests one third annually over three years.
(5)	Options vests 20% annually over five years.
(6)	Restricted stock award vesting monthly over 30 months.

DIRECTOR COMPENSATION

The Company pays the following fees to its non-employee directors related to their service on the Board:

•	annual retainer of $10,000;

•	annual retainer of $3,000 for serving as chairman of the Audit Committee and $2,000 for serving as a member of the Audit Committee;

•	annual retainer of $1,000 for serving as the chairman or a member of the Compensation Committee; and

•	annual retainer of $1,000 for serving as the chairman or a member of the Nominating and Corporate Governance Committee.

In addition, the Company’s non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options annually. In the past, non-employee directors have automatically been granted an initial option to purchase 10,000 shares of the Company’s Common Stock upon first becoming members of the Board. The initial options vested and became exercisable over three years, with the first 33 1/3% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Also, immediately after each of the Company’s regularly scheduled annual meeting of stockholders, each non-employee director that has served on the Board for at least six months automatically receives a nonstatutory option to purchase 15,000 shares of the Company’s Common Stock. Each annual option vests and becomes fully exercisable on the first anniversary of the date of grant. The options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and accelerate and become fully vested upon a change of control of the Company. Further, Directors may be reimbursed for any out-of-pocket travel expenses they incur while in the performance of their responsibilities for the Company.

The following table discloses certain information concerning the compensation of our directors for the year ended December 31, 2007:

2007 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Harry Casari	$11,250	$33,609	44,859
David Mitchell	10,500	33,609	44,109
John Pound	—	36,444	36,444
Theodore D. Roth	9,000	43,267	52,267
Greg Theiss	8,250	33,609	41,859
Jeffrey Theodosakis	7,500	33,609	41,109

1)	Represents the amount of share-based compensation expense recognized during the year ended December 31, 2007 in the financial statements in accordance with SFAS No. 123(R) for stock option grants under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock. On June 13, 2007, grants of options to purchase 15,000 shares of the Company’s Common Stock were made to each of our non-employee directors serving at that time. The stock options vest on the first anniversary of the grant date and have an exercise price of $6.46 per share. The grant date fair value per stock option is $3.31 and the total grant date fair value per grant is $49,650. The assumptions used in the determination of the grant date fair value are set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As discussed above under “Security Ownership of Certain Beneficial Owners and Management,” No Fear, Inc. (“No Fear”) beneficially owns 1,093,851 shares of the Company’s outstanding Common Stock. Mark Simo, the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors, is on the Board of Directors of No Fear and was the Chief Executive Officer of No Fear through October 2006, and has voting and investment control over the shares held by No Fear. Mr. Simo disclaims beneficial ownership of the securities held by No Fear, except to the extent of his pecuniary interest therein. In addition, he directly owns 48,968 shares of the Company’s Common Stock and has options to purchase 81,875 shares of the Company’s Common Stock, which are included within the number of shares beneficially owned by No Fear. The Company has not entered into an employment agreement with Mr. Simo.

From time to time, the Company makes sales to retail stores owned by No Fear. Aggregated sales to these stores during the year ended December 31, 2007 were approximately $1,305,000, and accounts receivable due from these stores amounted to approximately $529,000 at December 31, 2007. The Company believes that these commercial transactions were made or entered into on terms that are no less favorable to the Company than those the Company could obtain from unaffiliated third parties.

The Company has entered into indemnification agreements with each of its executive officers and directors. In addition, the Company’s executive officers and directors are indemnified under Delaware General Corporation Law and the Company’s Bylaws to the fullest extent permitted under Delaware Law.

Our policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission rules, other than compensation-related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case-by-case basis. Our policy is to require that all compensation-related matters be recommended for board approval by the Compensation Committee and that any waiver of our code of business conduct and ethics be reviewed and approved by the Nominating and Corporate Governance Committee and be reported under applicable SEC rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following pages contain a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company for the year ended December 31, 2007. Stockholders should be aware that under SEC rules, the Report of the Audit Committee of the Board is not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) in 2004 and reviewed annually. The members of the Audit Committee are Harry Casari, David R. Mitchell and Theodore D. Roth, each of whom meets the independence standards established by The Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2007 Annual Report on Form 10-K with the Company’s management and its independent accountants. The Audit Committee met privately with the independent accountants and discussed issues deemed significant by the independent accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Harry Casari (Chairman)

David R. Mitchell

Theodore D. Roth

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and stockholders holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its directors, executive officers, and 10% stockholders were complied with and those reports timely filed.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2009 annual meeting of stockholders must be received by the Secretary of the Company no later than December 30, 2008 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2009 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2009 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company must receive the stockholder’s notice not later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, facsimile or other means. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company, Attn: Investor Relations Department, 2070 Las Palmas Drive, Carlsbad, California 92011, or contact Investor Relations at 760-804-8420. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to the Company, Attn: Investor Relations Department, at the address listed above. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors

Jerry Collazo

May 16, 2008                                                                                         Chief Financial Officer, Secretary and Treasurer

The Company’s 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 2070 Las Palmas Drive, Carlsbad, California 92011, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of May 9, 2008, the stockholder was entitled to vote at the Annual Meeting.

PROXY

ORANGE 21 INC.

Annual Meeting of Stockholders, June10, 2008

This Proxy is Solicited on Behalf of the Board of Directors of ORANGE 21 INC.

The undersigned revokes any previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on June 10, 2008 and the Proxy Statement and appoints Mark Simo and John Pound, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of ORANGE 21 INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California on June 10, 2008 at 10:00 a.m. (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

P	PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

R

O	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

X

Y

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(Reverse Side)

ANNUAL MEETING PROXY CARD

The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF the listed proposal. This Proxy, when properly executed, will be voted as specified below, if no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed below and IN FAVOR OF proposal Two.

A	Election of Class I Directors

☒	Please mark votes as in this example.

1.	To elect two Class I directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	01 – David R. Mitchell	FOR ☐	WITHHOLD ☐

	02 – Greg Theiss	FOR ☐	WITHHOLD ☐

B	Issues

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2008.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark box at right if you plan to attend the Annual Meeting.				☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.				☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature                                                       Date                           Signature                                        Date